UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2010

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 1, 2010, Lexmark Receivables Corporation (“LRC”), a wholly owned subsidiary of Lexmark International, Inc. (the “Company”), as Seller, Gotham Funding Corporation, as an Investor, Fifth Third Bank (“Fifth Third”), as an Investor Agent and a Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Program Agent, an Investor Agent and a Bank, and the Company, as Collection Agent and Originator, entered into a Seventh Amendment to the Amended and Restated Receivables Purchase Agreement, dated as of October 8, 2004, and as subsequently amended (the “RPA”).  In connection with the Seventh Amendment to the RPA and pursuant to a Group Assignment and Acceptance Agreement, Fifth Third Bank (“Fifth Third”) became a party to the RPA as a Bank and an Investor Agent.  The Seventh Amendment to the RPA also extends the term of the revolving receivables facility thereunder for an additional 364 days to September 30, 2011, and increases the maximum facility size from $100 million to $125 million. Additional non-material amendments were made to the RPA primarily consistent with Fifth Third becoming a party to the RPA.

As of the filing date of this Current Report, there were no secured borrowings under the RPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

October 7, 2010	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary